                                                                   EXHIBIT 10.10

                                  GREATER BAY

                                 B A N C O R P



                       TERMINATION & LAYOFF PAY PLAN II


                          (EFFECTIVE JANUARY 1, 1998)

                               TABLE OF CONTENTS
                               -----------------

Article/Section/Subject                                                     Page
-----------------------                                                     ----

ARTICLE I
        PURPOSE..............................................................  1

ARTICLE II
        EFFECTIVE DATE.......................................................  1

ARTICLE III
        DEFINITIONS..........................................................  1

        Section 3.1       Affiliated Company.................................  1
        Section 3.2       Base Benefit.......................................  2
        Section 3.4       Code...............................................  2
        Section 3.5       Committee..........................................  2
        Section 3.6       Company............................................  2
        Section 3.7       Effective Date.....................................  2
        Section 3.8       Employee...........................................  2
        Section 3.9       Eligible Employee..................................  2
        Section 3.10      ERISA..............................................  2
        Section 3.11      Layoff.............................................  2
        Section 3.12      Leave of Absence...................................  3
        Section 3.13      Participant........................................  3
        Section 3.14      Pay................................................  3
        Section 3.15      Plan...............................................  3
        Section 3.16      Plan Year..........................................  3
        Section 3.17      Termination........................................  3
        Section 3.18      Year of Service....................................  3

ARTICLE IV
        ELIGIBILITY FOR BENEFITS.............................................  3

        Section 4.1       Employees Eligible for Benefits....................  3
        Section 4.2       Employees Not Eligible for Benefits................  4

ARTICLE V
        SEVERANCE BENEFITS...................................................  5

        Section 5.1       Calculation of Severance Benefit...................  5
        Section 5.2       Golden Parachute Restriction.......................  5
        Section 5.3       Payment of Benefits................................  6
        Section 5.4       Payment Offset.....................................  6
        Section 5.5       Unfunded Plan......................................  6
        Section 5.6       Prohibition Against Golden Parachute Payments......  6

ARTICLE VI
        ADMINISTRATION.......................................................  7

        Section 6.1       Plan Administration................................  7
        Section 6.2       Plan Committee.....................................  7
        Section 6.3       Named Fiduciary....................................  8
        Section 6.4       Indemnification of Committee.......................  8
        Section 6.5       Claims Procedure...................................  8

ARTICLE VII
        AMENDMENT AND TERMINATION............................................  9

ARTICLE VIII
        GENERAL..............................................................  9

        Section 8.1       Payment Out of General Assets......................  9
        Section 8.2       Welfare Benefit Plan...............................  9
        Section 8.3       Gender............................................. 10
        Section 8.4       Limitation on Participant's Rights................. 10
        Section 8.5       Severability....................................... 10

             GREATER BAY BANCORP TERMINATION & LAYOFF PAY PLAN II
             ----------------------------------------------------

                                   ARTICLE I
                                   ---------

                                    PURPOSE
                                    -------

     GREATER BAY BANCORP (hereinafter referred to as the "Company") hereby establishes a Termination & Layoff Pay Plan to provide severance benefits to selected executives who are deemed Eligible Employees and whose employment terminates in connection with a Layoff or Termination, effective as of January 1, 1998, in accordance with the terms set forth hereunder. The intent of the plan is to ensure all Eligible Employees have reasonable protection related to any event as specified in this plan.

                                  ARTICLE II
                                  ----------

                                EFFECTIVE DATE
                                --------------

     All of the policies and practices of the Company regarding severance, or similar payments to Eligible Employees upon employment Termination or Layoff are hereby superseded by this plan which shall be known as the GREATER BAY BANCORP Termination & Layoff Pay Plan II (the "Plan"), effective January 1, 1998.

                                  ARTICLE III
                                  -----------

                                  DEFINITIONS
                                  -----------

  Section 3.1  Affiliated Company means:
               -------------------------

         (a) Any corporation (other than the Company) that is included in a controlled group of corporations, within the meaning of Code
               Section 414(b), that includes the Company, and

         (b) Any trade or business (other than the Company) that is under common control with the Company within the meaning of Code
               Section 414(c), and

         (c) Any member (other than the Company) of an affiliated service group, within the meaning of Code Section 414(m), that includes the Company, and

         (d) Any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

   Section 3.2 Base Benefit means the severance benefit payable to a Participant
               ------------
in accordance with Articles IV and V of the Plan, the amount of which is based upon such Participant's Pay and his/her title or position in the Company as of the date he terminates employment with the Company on account of a Layoff or Termination.

   Section 3.3 Board of Directors means the board of directors of the Company.
               ------------------

   Section 3.4 Code means the Internal Revenue Code of 1986, as amended.
               ----

   Section 3.5 Committee means the administrative committee appointed by the
               ---------
Chief Executive Officer and Chief Operating Officer pursuant to Section 6.1 hereof.

   Section 3.6 Company means GREATER BAY BANCORP.
               -------

   Section 3.7 Effective Date means January 1, 1998.
               --------------

   Section 3.8 Employee means (1) any full-time employee of the Company or (2)
               --------
any regular part-time employee of the Company. For purposes of this Section 3.8, "full-time employee" shall mean an employee of the Company who is regularly scheduled to work at least forty (40) hours per week for twelve (12) months each year. Notwithstanding the foregoing, with respect to employees of the Company which requires fewer than forty (40) hours per week for classification as a full-time employee, "full-time employee" shall be defined according to the Company's administrative policy and practice. "Regular part-time" employee shall mean any employee of the Company who is regularly scheduled to work at least twenty-four (24) hours per week for twelve (12) months each year, but fewer hours than necessary to classify him as a full-time employee.

   Section 3.9 Eligible Employee means an Employee who is a key executive of the
               -----------------
Company and who is eligible to participate in the Plan. As of the Effective Date of the Plan, the only Employees who are deemed "Eligible Employees" for purposes of the Plan are the Chief Executive Officer ("CEO"), Chief Operating Officer ("COO"), Chief Financial Officer ("CFO") and Chief Lending Officer ("CLO") of the Company.

   Section 3.10 ERISA means the Employee Retirement Income Security Act of 1974,
                -----
as amended.

   Section 3.11 Layoff means the termination of employment due to lack of work,
                ------
reduction in force, elimination of position, or departmental reorganization (where such termination of employment is other than termination for cause, including but not limited to performance, attendance or conduct which is unsatisfactory to the supervisors of the Eligible Employee or in violation of rules of the Company).

   Section 3.12 Leave of Absence means a period of absence from regular
                ----------------
employment which is approved by the Board of Directors or the Committee in a non-discriminatory manner for reasons such as, but not limited to, sickness, disability, education, jury duty, convenience to the Company, maternity or paternity leave, family leave, or for periods of military duty during which the Employee's reemployment rights are protected by law.

   Section 3.13 Participant means an Employee who satisfies the requirements
                -----------
under Section 4.1 of the Plan.

   Section 3.14 Pay means the Employee's current annual rate of regular salary
                ---
or wages on his/her date of termination of employment with the Company and the average of the annual and/or incentive bonuses paid to the Employee over the three years immediately preceding the date of his termination of employment on account of a Layoff or Termination, excluding all other extra pay such as overtime, commissions, premiums, and living or other allowances.

   Section 3.15 Plan means the Greater Bay Bancorp Termination & Layoff Pay Plan
                ----
II.

   Section 3.16 Plan Year means each twelve (12) consecutive month period from
                ---------
January 1 through December 31.

   Section 3.17 Termination means the involuntary termination of employment of
                -----------
an Eligible Employee by the Company for reasons other than Layoff or Change in Control as the term is defined in the Greater Bay Bancorp Change in Control Pay Plan, including, on a case-by-case basis as determined by the Committee, the involuntary termination of employment for cause related to work performance. "Termination" shall not include the involuntary termination of employment for cause related to personal conduct, including, but not limited to, an Eligible Employee's willful, intentional and material breach of duty in the course of his/her employment, the Eligible Employee's willful and intentional violation of any state or federal banking laws or any of the Bylaws, rules or policies of the Company, or the Eligible Employee's conviction of a felony or crime involving moral turpitude, fraud or dishonest act. Whether an involuntary termination of employment constitutes a "Termination" for purposes of severance benefits under the Plan shall be within the sole discretion of the Committee.

   Section 3.18 Year of Service means a twelve (12)-continuous month period
                ---------------
beginning on an Employee's most recent date of hire (or rehire), and each twelve
(12)-continuous month period beginning on the anniversary of such hire (or rehire) date, during which the Employee remains continuously employed by the Company.

                                  ARTICLE IV
                                  ----------

                            ELIGIBILITY FOR BENEFITS
                            ------------------------

   Section 4.1 Employees Eligible for Benefits.  Except as provided in this
               -------------------------------
Section 4.1 and in Section 4.2, and subject to Section 5.6, an Eligible Employee whose employment is terminated by the Company on or after the Effective Date shall be eligible for a Base Benefit if:

         (a) Subject to Section 4.2, the Eligible Employee's employment is terminated as a result of a Layoff, or

         (b) Subject to Section 4.2, the Eligible Employee's employment is terminated on account of a Termination; and

         (c) With regard to an Eligible Employee whose employment is terminated as a result of a Layoff, such Eligible Employee's employment is not terminated also for cause for personal conduct as provided in the definition of "Termination;" and, including job performance, attendance or conduct which is unsatisfactory to the supervisor(s) of the Eligible Employee or in violation of the rules of the Company; and

         (d) The Eligible Employee executes a waiver and release agreement in such form as determined by the Committee (the "Waiver and Release Agreement") and returns the Waiver and Release Agreement to the Company within the time period specified in the Waiver and Release Agreement.

   Section 4.2 Employees Not Eligible for Benefits.  An Eligible Employee shall
               -----------------------------------
not be entitled to a Base Benefit set forth in Article V if:

         (a) The Eligible Employee's employment is terminated for cause for personal conduct as provided under the definition of "Termination"; or

         (b) The Eligible Employee has in force an employment contract or executive severance agreement with the Company which includes provision for the payment of severance benefits upon the termination of his/her employment with the Company as a result of a Layoff or Termination, unless such severance benefits are less than the Base Benefit provided for in the Plan; or

         (c) With respect to termination of employment resulting from a Layoff, the Eligible Employee is offered employment by the Company in another position of comparable pay and status to the position held immediately prior to the Layoff or Termination, regardless of whether he accepts the offer; or

         (d) The Eligible Employee fails to perform his/her regular assigned job duties through the date specified by the Company as his/her termination date; or

         (e) The Eligible Employee fails to return a properly executed Waiver and Release Agreement on a timely basis.

For purposes of this Section 4.2, a "position of comparable pay and status" shall mean a position with not less than one hundred percent (100%) of the Pay, bonus opportunity and benefits of the position held by the Eligible Employee prior to his/her termination of employment and with a similar scope of duties and responsibilities to such prior position. In addition, a position will not be considered a position of comparable pay and status if (i) an Eligible Employee is required to increase his/her normal commuting to reach a new worksite, and
(ii) the normal commuting time
from his/her home to the new work site exceeds 60 minutes each way. Notwithstanding the foregoing, the Committee reserves the right to make decisions based on the facts and circumstances of individual cases as to whether a position is of comparable pay and status to that held by an Eligible Employee prior to his/her employment termination, provided that the Eligible Employee may appeal any such decision pursuant to the provision of Section 6.5.

                                   ARTICLE V
                                   ---------

                               SEVERANCE BENEFITS
                               ------------------

   Section 5.1 Calculation of Severance Benefit.  Subject to the provisions of
               --------------------------------
Section 4.1, 4.2, and 5.6, a Participant whose employment is terminated as a result of a Layoff or Termination shall be entitled to receive Base Benefit under this Plan as follows:

         (a)   CEO.  A Participant who is the CEO shall be entitled to receive a
               ----
               Base Benefit equal to twenty-five (25) months of Pay.

         (b)   COO and CFO.  A Participant who is the COO or CFO shall be
               ------------
               entitled to receive a Base Benefit equal to twenty (20) months of Pay.

         (c)   CLO.  A Participant who is the CLO shall be entitled to receive a
               ----
               Base Benefit equal to eighteen (18) months of Pay.

   Section 5.2 Golden Parachute Restriction.
               ----------------------------

         (a) Notwithstanding anything above in this Article V, if a Participant is a "disqualified individual" (as defined in Section 280G(c) of the Code), and the severance benefit provided for in Sections 5.1, together with any other payments which the Participant has the right to receive from the Company would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the severance benefit shall be reduced. The reduction shall be in an amount so that the present value of the total amount received by the Participant from the Participant from the Company will be One Dollar ($1.00) less than three (3) times the Participant's base amount (as defined in Section 280G of the Code) and so that no portion of the amounts received by the Participant shall be subject to the excise tax imposed by
               Section 4999 of the Code.

         (b)   Deferred Compensation and Reimbursements Exception.  In no
               --------------------------------------------------
               circumstances will the Company reduce the severance benefits payable to a Participant on account of the restrictions of this
               Section 5.2 by the amounts the Participant has the right to receive under an executive deferred compensation plan of the Company (Deferred Compensation

               Plan), amounts paid or payable to the Participant to reimburse him/her either fully or partially for excise tax and/or income tax on the reimbursement (gross up amounts), or amounts paid or payable on the Participant as indemnification for attorney's fees and legal expenses.

         (c)   Determination of Reduction.  The determination as to whether any
               --------------------------
               reduction in the severance benefit is necessary shall be made by the Company in good faith, and the determination shall be conclusive and binding on the Participant.

         (d)   Repayment of Excess Amount.  If through error or otherwise the
               --------------------------
               Participant should receive payments under this Plan, together with other payments the Participant has the right to receive from the Company, excluding Deferred Compensation Plan payments in excess of one dollar ($1.00) less than three times his/her base amount, the Participant shall immediately repay the excess to the Company upon notification that an overpayment has been made.

   Section 5.3 Payment of Benefits.  The Plan shall pay severance benefits to a
               -------------------
Participant whose employment is terminated on account of a Termination or Layoff in the form of a lump sum or equal installments payable over a period not to exceed twenty-four (24) months, as the Committee in its sole discretion may determine. The Plan shall make lump sum distributions as soon as administratively practicable and in no event later than thirty (30) days following the receipt by the Committee of a timely and properly executed Waiver and Release Agreement. Subject to the Committee's receipt of a properly executed Waiver and Release Agreement on a timely basis, the Plan shall make payments of severance benefits in equal installments as of the first payday following the Participant's termination of employment.

   Section 5.4 Payment Offset.  The Company reserves the right to offset the
               --------------
benefits payable under Section 5.1 by any advance, loan or other monies the Participant owes the Company. Employment taxes shall be withheld from all severance payments.

   Section 5.5 Unfunded Plan.  The obligations of the Company under this Plan
               -------------
may be funded through contributions to a trust or otherwise, but the obligations of the Company are not required to be funded under this Plan unless required by law. Nothing contained in this Plan shall give a Participant any right, title or interest in any property of the Company.

   Section 5.6 Prohibition Against Golden Parachute Payments.  Notwithstanding
               ---------------------------------------------
any provision of the Plan to the contrary, no Participant who is an institution affiliated party as the term is defined in Section 359.1(h) of the Federal Deposit Insurance Corporation Rules and Regulations ("FDIC Rules and Regs") shall be entitled to the payment of any severance benefit under the Plan to the extent that such payment shall be deemed a "golden parachute payment" as the term is defined in FDIC Rules and Reg. Section 359.1(f)(i)(ii) or (iii).

                                  ARTICLE VI
                                  ----------

                                 ADMINISTRATION
                                 --------------

   Section 6.1 Plan Administration.  The Company shall be the administrator of
               -------------------
the Plan for purposes of Section 3(16) of ERISA and shall have responsibility for complying with any ERISA reporting and disclosure rules applicable to the Plan for any Plan Year.

   Section 6.2 Plan Committee.  In all respects other than as provided in
               --------------
Section 6.1, the Plan shall be administered and operated by the Committee which shall consist of one or more individuals appointed by the Chief Executive Officer and Chief Operating Officer of the Company who may also revoke any such appointment and subsequently appoint another individual. The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations. In addition to any powers and authority conferred to the Committee elsewhere in the Plan or by law, the Committee shall have, by way of illustration but not by way of limitation, the following discretionary powers and authority:

         (a) To allocate fiduciary responsibilities among the named fiduciaries and to designate one or more other persons to carry out fiduciary responsibilities. However, no allocation or delegation under this Section 6.2(a) shall be effective until the person or persons to whom the responsibilities have been allocated or delegated agree to assume the responsibilities.

         (b) To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

         (c) To employ such legal, accounting, clerical, and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any fiduciary may have under the Plan.

         (d) To establish rules and procedures from time to time for the conduct of the Committee's business and the administration and effectuation of this Plan.

         (e) To administer, interpret, construe and apply this Plan. To decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former Participant or other person whatsoever, including but not limited to all questions relating to eligibility to participate in the Plan, the amount of service of any Participant, and the amount of benefits to which any Participant may be entitled.

         (f) To determine the manner in which the severance benefits of this Plan, or any part thereof, shall be administered.

         (g) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

Any action taken in good faith by the Committee in the exercise of discretionary authority conferred upon it by this Plan shall be conclusive and binding upon the Participants. All discretionary powers conferred upon the Committee shall be absolute. However, all discretionary powers shall be exercised in a uniform and nondiscriminatory manner.

   Section 6.3 Named Fiduciary.  The members of the Committee shall be named
               ---------------
fiduciaries with respect to this Plan for purposes of Section 402 of ERISA.

   Section 6.4 Indemnification of Committee.  The Company shall, to the extent
               ----------------------------
permitted by law, by the purchase of insurance or otherwise, indemnify and hold harmless each member of the Committee and each other fiduciary with respect to this Plan for liabilities or expenses they and each of them incur in carrying out their respective duties under the Plan, other than for any liabilities or expenses arising out of such fiduciary's gross negligence or willful misconduct. A fiduciary shall not be responsible for any breach of responsibility of any other fiduciary except to the extent provided in Section 405 of ERISA.

   Section 6.5 Claims Procedure.  If any request for benefits under this Plan is
               ----------------
denied, in whole or in part, the claimant shall be so notified by the Committee within five (5) calendar days of the date such person's claim is delivered to the person designated in writing by the Chief Executive Officer and Chief Operating Officer. At the same time, the Committee shall notify the claimant of his/her right to a review by the Committee and shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such decision, specific references to pertinent information necessary for the claimant to perfect his/her request for review, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

     Any person or a duly authorized representative may appeal from such decision by submitting to the Committee within sixty (60) calendar days after receiving a notice of the Committee's decision a written statement:

         (a) Requesting a review of the claim for a termination allowance by the Committee;

         (b) Setting forth all of the grounds upon which the request for review is based and any facts in support thereof; and

         (c) Setting forth any issues or comments which the claimant deems relevant to the claim.

     The Committee shall act upon such appeal within sixty (60) calendar days after the later of receipt of the claimant's request for review by the Committee or receipt of all additional materials reasonably requested by the Committee from such claimant.

     The Committee shall make a full and fair review of an appeal and all written materials submitted by the claimant in connection therewith and may require the claimant to submit, within ten (10) calendar days, written notice by the Committee therefor, such additional facts, documents or other evidence as the Committee, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the claimant's eligibility for an allowance and the amount of such allowance, if any, under this Plan. The decision of the Committee on any appeal shall be final and conclusive upon all persons if supported by substantial evidence in the record.

     If the Committee denies a claim in whole or in part, the Committee shall give written notice of its decision to the claimant setting forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee's decision was based.

                                  ARTICLE VII
                                  -----------

                           AMENDMENT AND TERMINATION
                           -------------------------

This Plan may be amended from time to time, or terminated at the discretion of the Board of Directors by a written resolution adopted by a majority of the Board of Directors, provided, however, that no amendment or termination shall adversely affect the right of a Participant to receive a severance benefit that the Participant has accrued on account of his or her termination of employment as a result of a Termination or Layoff, as applicable.

                                 ARTICLE VIII
                                 ------------

                                    GENERAL
                                    -------

   Section 8.1 Payment Out of General Assets.  The benefits and costs of this
               -----------------------------
Plan shall be paid by the Company out of its general assets.

   Section 8.2 Welfare Benefit Plan.  This Plan is intended to be an employee
               --------------------
welfare benefit plan, as defined in Section 3(l), Subtitle A of Title 1 of ERISA. The Plan will be interpreted to effectuate this intent. Notwithstanding any other provision of this Plan, no Participant shall receive hereunder any payment exceeding twice that Participant's compensation during the year immediately preceding the termination of his/her service, within the meaning of 29 C.F.R. (S)2510.3-2 as the same was in effect on the effective date of this Plan.

   Section 8.3 Gender.  The masculine pronoun shall include the feminine pronoun
               ------
and the feminine pronoun shall include the masculine pronoun and the singular pronoun shall include the plural pronoun and the plural pronoun shall include the singular pronoun, unless the context clearly indicates otherwise.

   Section 8.4 Limitation on Participant's Rights.  Nothing in this Plan shall
               ----------------------------------
be construed to guarantee terminated Employees any right to be recalled or rehired by the Company.

   Section 8.5 Severability.  If any provision of the Plan shall be held illegal
               ------------
or invalid, the illegality or invalidity shall not affect the remaining parts, which shall be enforced as if the illegal or invalid provision had not been included in this Plan.

          IN WITNESS WHEREOF, GREATER BAY BANCORP has caused this instrument to be executed by its duly authorized officers, on this 27th day of March, 1998.

EMPLOYER:                GREATER BAY BANCORP


                              By /s/ David L. Kalkbrenner
                                 ------------------------
                                 David L. Kalkbrenner
                                 President and Chief Executive Officer


                              By /s/ Warren R. Thoits
                                 --------------------
                                 Warren R. Thoits
                                 Secretary